Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-197093) of Rayonier Advanced Materials Inc.,
(2) Registration Statement (Form S-3 No. 333-209747) of Rayonier Advanced Materials Inc., and
(3) Registration Statement (Form S-3 No. 333-212068) of Rayonier Advanced Materials Inc.;
of our report dated February 26, 2016, with respect to the consolidated financial statements and schedule of Rayonier Advanced Materials Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Certified Public Accountants
Jacksonville, Florida
February 24, 2017